SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       COMMISSION FILE NO.: 33-14987-A


                       Date of Report: August 29, 2006


                              CRSI GROUP, INC.
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           (Exact name of registrant as specified in its charter)


            Florida                                     65-0023471
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    (State of other jurisdiction of                  (IRS Employer
     incorporation or organization                    Identification No.)


            562 Kingwood Drive, Kingwood Texas             77339
       ---------------------------------------------------------------
         (Address of principal executive offices)        (Zip Code)


                               (281) 312-4717
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             (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Bylaws

     On August 29, 2006 the Board of Directors of CRSI Group, Inc. adopted an amendment to the Bylaws. The amendment changed Article I, Section 8 of the Bylaws, which had previously permitted informal action of the shareholders by written consent only if there were a 90 day period between the date of the shareholders' consent and the effective date of the action. The amended Article I, Section 8 adopted by the Board of Directors states:

     Section 8. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Notwithstanding any of the foregoing provisions of the Article I, any action which may be taken by Stockholders at a meeting may be taken without a meeting provided that a written consent is signed by Stockholders representing an amount of the voting power of the outstanding voting stock of the Corporation necessary to take such Stockholder action; provided, however, that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation, written consents signed by the number of Stockholders required to take the action are delivered to the Corporation; and provided further that within 10 days of obtaining stockholder authorization by written consent, notice complying with the requirements of Section 607.0704 of the Florida Statutes is given to those Stockholders who have not consented in writing or who are not entitled to vote on the action.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2006                        CRSI GROUP, INC.

                                         By: /s/ Nurlan Janseitov
                                         -------------------------------
                                         Nurlan Janseitov, Chairman